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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 August 2, 2005


                          PACIFIC ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

               Delaware                    313345                 68-0490580
(State or other jurisdiction of         (Commission             (IRS Employer
 incorporation or organization)         File Number)         Identification No.)



                               5900 Cherry Avenue
                              Long Beach, CA 90805
                     (Address of principal executive office)


                                 (562) 728-2800
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM  7.01    REGULATION FD DISCLOSURE

     Attached as Exhibit 99.1 is a copy of a press release, dated August 2, 2005, announcing Pacific Energy Partners, L.P. second quarter 2005 financial results.

     The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.


ITEM  9.01    FINANCIAL STATEMENTS AND EXHIBITS

              99.1 Pacific Energy Partners, L.P. Press Release dated August 2, 2005.

     Calculations of distributable cash flow for the three months and six months ended June 30, 2005, are presented in the press release included as an exhibit to this Form 8-K. Distributable cash flow is a significant financial measure used by our management to compare cash flows generated by the partnership to the cash distributions we make to our limited partners and we believe that investors benefit from having access to the same financial measures being utilized by management. Using this financial measure, management can quickly compute the coverage ratio of these cash flows to cash distributions. This is an important financial measure for our limited partners since it is an indicator of our success in providing a cash return on their investment. Specifically, this financial measure tells investors whether or not the partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distributions paid to limited partners. Lastly, distributable cash flow is the quantitative standard used throughout the investment community with respect to publicly traded partnerships. However, distributable cash flow is a non-GAAP financial measure and should not be considered as an alternative to net income, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. In addition, our distributable cash flow may not be comparable to distributable cash flow or similarly titled measures of other companies.

     Several adjustments to net income are required to calculate distributable cash flow. These adjustments include: (i) the addition of Line 63 oil release costs; (ii) the addition of compensation expense due to the accelerated vesting under our long-term incentive plan; (iii) the addition of general partner costs that were incurred and reimbursed in associated with the sale of our general partner; (iv) the addition of write-off of deferred financing costs; (v) the addition of depreciation and amortization expense; (vi) the addition of amortization of bond discount and debt issue costs, which are included in interest expense; (vii) the addition of non-cash employee compensation under our long-term incentive plan; (viii) the addition of deferred income tax expense or subtraction of deferred income tax benefit; and (ix) the subtraction of sustaining capital expenditures.

     Sustaining capital expenditures are expenditures to replace partially or fully depreciated assets in order to maintain the existing operating capacity or efficiency of our assets and extend their useful lives.

     Calculations of recurring net income for the three months and six months ended June 30, 2005, are presented in the press release included as an exhibit to this Form 8-K. Recurring net income is a non-GAAP financial measure. This measure is used to more precisely compare year over year net income by eliminating one-time, non-recurring charges. To calculate recurring net income for the six months ended June 30, 2005, the amounts relating to the expense associated with the Line 63 oil release, the compensation expense due to the accelerated vesting of the long-term incentive plan, and the transaction expenses associated with the sale of our general partner, which were reimbursed by LB Pacific, LP and The Anschutz Corporation, were added back to net income. To calculate recurring net income for the six months ended June 30, 2004, the amounts relating to the write-off of deferred financing cost and the interest rate swap termination expense were added back to net income.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  PACIFIC ENERGY PARTNERS, L.P.

                         By:      PACIFIC ENERGY GP, LP,
                                  its general partner

                         By:      PACIFIC ENERGY MANAGEMENT LLC,
                                  by its general partner

                         By:      /S/ GERALD A. TYWONIUK
                                  ----------------------
                                  Gerald A. Tywoniuk
                                  Senior Vice President, Chief Financial Officer and Treasurer


Dated: August 2, 2005


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                                  EXHIBIT INDEX

Exhibit 99.1    --     Pacific Energy Partners, L.P. Press Release dated
                       August 2, 2005